[To be provided to partners who call and request the form.]

                         NOTICE OF WITHDRAWAL OF TENDER

                             Regarding Interests in

                             AUGUSTA PARTNERS, L.P.

                   Tendered Pursuant to the Offer to Purchase
                             Dated December 1, 1999

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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
                 RECEIVED BY THE PARTNERSHIP BY, 12:00 MIDNIGHT,
                  NEW YORK TIME, ON FRIDAY, DECEMBER 31, 1999,
                          UNLESS THE OFFER IS EXTENDED.
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          Complete This Notice of Withdrawal And Return Or Deliver To:

                                    PFPC Inc.
                                  P.O. Box 219
                               Claymont, DE 19703

                               Attn: Karl Garrett

                           For additional information:
                              Phone: (888) 697-9661
                                     (888) 520-3280
                               Fax: (302) 791-3225
                                    (302) 791-2387

Ladies and Gentlemen:

      Please withdraw the tender previously submitted by the undersigned in a
Letter of Transmittal dated                     .
                            --------------------
Such tender was in the amount of:

      |_|   Entire partnership interest.

      |_| Portion of partnership interest expressed as a specific dollar value.

                                $
                                -----------------

      |_| Portion of partnership interest in excess of the Required Minimum Balance.

SIGNATURE(S).

FOR INDIVIDUAL INVESTORS
AND JOINT TENANTS:                     FOR OTHER INVESTORS:
------------------                     --------------------


------------------------------------   -----------------------------------------
Signature                              Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


------------------------------------   -----------------------------------------
Print Name of Investor                 Signature
                                       (SIGNATURE OF OWNER(S) EXACTLY AS
                                       APPEARED ON SUBSCRIPTION AGREEMENT)


------------------------------------   -----------------------------------------
Joint Tenant Signature if necessary    Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED ON SUBSCRIPTION AGREEMENT)


------------------------------------   -----------------------------------------
Print Name of Joint Tenant             Co-signatory if necessary
                                       (SIGNATURE OF OWNER(S) EXACTLY AS
                                       APPEARED ON SUBSCRIPTION AGREEMENT)


                                       -----------------------------------------
                                       Print Name and Title of Co-signatory

Date:
     -----------------